Exhibit 99.1

ALDERWOODS GROUP ANNOUNCES FILING OF 10-K/A

CINCINNATI, OH — April 25, 2005 — Alderwoods Group, Inc. (NASDAQ:AWGI) today announced it has completed its evaluation of the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and will include the results in an amendment on Form 10-K/A to its Annual Report on Form 10-K for the 52 weeks ended January, 1, 2005. The Company’s Form 10-K/A will be filed with the Securities and Exchange Commission on April 26, 2005, within the time period prescribed by the SEC’s exemptive order dated November 30, 2004 (Release No. 50754).

Management has identified the following two material weaknesses in the Company’s internal control over financial reporting as of January 1, 2005, which are described in the Company’s Form 10-K/A.

•                  The Company did not maintain an effective control environment over the financial reporting and income tax processes such that there were limitations in the capacity of the accounting and tax resources to identify and react in a timely manner to new accounting pronouncements and non-routine and complex business transactions.

•                  The Company did not maintain an effective control environment at its operating locations with respect to full awareness and consistent compliance with the Company’s policies and procedures, which are designed to both prevent and detect misstatements at the location level and include the Company’s code of conduct, whistleblower procedures and detailed control activities within various business processes.

As a result of these material weaknesses the Company has concluded that it did not maintain effective internal control over financial reporting as of January 1, 2005. KPMG LLP, the Company’s independent auditor, has issued an attestation report on the Company’s internal control over financial reporting as of January 1, 2005, which is included in the Company’s Form 10-K/A.

The Company is taking corrective actions with respect to the material weaknesses. Management is fully committed to devoting significant resources to effectively remediate these weaknesses in the Company’s internal control over financial reporting.

Company Overview

Alderwoods Group is the second largest operator of funeral homes and cemeteries in North America, based upon total revenue and number of locations. As of January 1, 2005, the Company operated 648 funeral homes, 79 cemeteries and 63 combination funeral home and cemetery locations throughout North America. Of the Company’s total locations, 18 funeral homes, six cemeteries and four combination funeral home and cemetery locations were held for sale as of January 1, 2005. The Company provides funeral and cemetery services and products on both an at-need and pre-need basis. In support of the pre-need business, the Company operates insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

Forward Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding plans and objectives of the Company’s management and assumptions regarding the Company’s future plans, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934.  The words “believe,” “may,” “will,” “estimate,”  “continues,”  “anticipate,”  “intend,”  “expect” and similar expressions identify these forward-looking statements.  These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including the following: uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its plans; uncertainties associated with the volume and timing of preneed sales of funeral and cemetery services and products; and various other uncertainties associated with the funeral service industry and the Company’s operations in particular, which are referred to in the Company’s periodic reports filed with the SEC, especially under the heading “Forward-Looking Statements and Risk Factors” in the Company’s annual Report on Form 10-K for the fiscal year ended January 1, 2005. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	Kenneth A. Sloan	Chaya Cooperberg
	Executive Vice President,	Director,
	Chief Financial Officer	Investor Relations and Communications
	Alderwoods Group, Inc.	Alderwoods Group, Inc.
	Tel:416.498.2455	Tel:416.498.2802
	Fax:416.498.2449	Fax:416.498.2449
	Email: ken.sloan@alderwoods.com	chaya.cooperberg@alderwoods.com